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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 14, 1997, on the consolidated financial statements of W&S Hotel L.L.C. and the combined financial statements of the predecessor business included in the Joint Current Report as amended of Starwood Lodging Trust and Starwood Lodging Corporation dated September 9, 1997, and to all references to our firm included in this registration statement.

                                          /s/  ARTHUR ANDERSEN LLP

Seattle, Washington
March 9, 1998